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                                                                    EXHIBIT 23.3

                 [LETTERHEAD OF ALLEN & COMPANY INCORPORATED]

                                        February 13, 1997

Tyco Toys, Inc.
6000 Midlantic Drive
Mt. Laurel, NJ 08054

Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

Gentlemen:

We hereby consent to the references to our firm and to the inclusion of our opinions dated November 17, 1996 and November 22, 1996 and the descriptions of such opinions in the Proxy Statement Prospectus of Tyco Toys, Inc. and Mattel, Inc. constituting a part of the Registration Statement on Form S-4 of Mattel, Inc. filed with the Securities and Exchange Commission today. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        ALLEN & COMPANY INCORPORATED

                                        By:/s/ Richard Fields
                                           -----------------------------------
                                           Name:  Richard Fields
                                           Title: Managing Director